Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of Seacoast Banking Corporation of Florida of our report dated February 25, 2025 relating to the consolidated financial statements and effectiveness of internal control over financial reporting appearing in the Annual Report on Form 10-K of Seacoast Banking Corporation of Florida for the year ended December 31, 2024.

Crowe LLP

/s/ Crowe LLP

Fort Lauderdale, Florida

July 23, 2025